As filed with the Securities and Exchange Commission on December 4, 1998 Registration No. 2-78066


                         SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

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    AMERICAN FEDERATION OF LABOR AND CONGRESS OF INDUSTRIAL ORGANIZATIONS
                          HOUSING INVESTMENT TRUST
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PAYMENT OF FILING FEE:

[x]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a(6)-(i)(4) and 0-11.

     1) Title of Each Class of securities to which transaction applies:

        ---------------------------------------------------------------
     2) Aggregate Number of Securities to which transaction applies:

        --------------------------------------
     3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                           ------------------------------
     4) Proposed maximum aggregate value of transaction:
                                                        -----------------
     5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              --------------------------------------------
    2) Form, Schedule or Registration Statement Number:
                                                       -------------------
    3) Filing Party:

                    -----------------------------------------------------
    4) Date Filed:
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

                               December 14, 1998





TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST



Enclosed is the Notice of a Special Meeting of Participants and a Proxy Statement describing the indicated matters that are expected to come up at the meeting.

Also enclosed is a Proxy for each Participant noting the number of Units held by that Participant and the exact name in which those Units are registered. A Participant that does not wish to send a representative to the Special Meeting should complete the Proxy and return it to us in the enclosed envelope as soon as possible. A copy of the Proxy may be faxed to us as long as the originally executed Proxy is postmarked no later than January 14, 1999, the date of the Special Meeting.


                              Sincerely,



                              Stephen Coyle
                              Chief Executive Officer






   PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY WITHIN FIVE DAYS OF RECEIPT




Enclosures

                  AFL-CIO HOUSING INVESTMENT TRUST
                  --------------------------------
                              PROXY
                  --------------------------------

                   Special Meeting of Participants

     The undersigned hereby appoints Michael M. Arnold and ElChino M. Martin and each of them with power to act without the other and with full power of substitution, as proxies for and on behalf of the undersigned, to vote all Units of Participation which the undersigned is entitled to vote at the Special Meeting of Participants to be held January 14, 1999 and all adjournments thereof, with all the powers that the undersigned would possess if personally present and particularly (but without limiting the generality of the foregoing) to vote and act as follows:

     For the approval of amendments to the Trust's Charter to modify certain of the underwriting criteria for state and local government-supported projects in which the Trust is authorized to invest:

             FOR [ ]            AGAINST   [ ]           ABSTAIN [ ]

and upon such other matters as may properly come before the meeting.

     The Trustees recommend a vote FOR the above item. ANY PROXY NOT MARKED OTHERWISE WILL BE TREATED AS A VOTE FOR THE ITEM.
                                    ---

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

                     AFL-CIO HOUSING INVESTMENT TRUST

                      Special Meeting of Participants

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To Participants, AFL-CIO Housing Investment Trust:

     Notice is hereby given that a Special Meeting of Participants (the "Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust"), a District of Columbia common law trust, will be held at the offices of the Trust, 1717 K Street, N.W., Suite 707, Washington, D.C., 20006 on January 14, 1999 at 4:00 pm for the following purposes:

1. To approve amendments to the Trust's Charter to modify certain of the underwriting criteria for state and local government-supported projects in which the Trust is authorized to invest; and

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Trustees has fixed the close of business on November 30, 1998 as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. Accordingly, only Participants of record as of the close of business on that date are entitled to notice of and to vote at the Meeting or at any such adjournment. The transfer books of the Trust will not be closed.

                            By Order of the Board of Trustees



                            Stephen Coyle
                            Chief Executive Officer

Dated:     December 14, 1998

                      AFL-CIO HOUSING INVESTMENT TRUST

                               ----------------
                         PROXY STATEMENT
                               ----------------


                               December 14, 1998


                         General Matters


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the special meeting of Participants (the "Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust") to be held at the offices of the Trust, 1717 K Street, N.W., Suite 707, Washington, D.C. 20006, on Thursday, January 14, 1999, beginning at 4:00 pm and at any adjournment(s) thereof.

     If the Proxy that is enclosed with this Proxy Statement is properly executed and returned, the Units of Participation it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, the Proxy will be voted in accordance with the Trustees' recommendations set forth thereon. Any Participant giving a Proxy may revoke it at any time before it is exercised by giving written notice to the Trust bearing a date later than the date of the Proxy, by submission of a later dated Proxy, or by voting in person at the Meeting, which any Participant may do whether or not such Participant has previously submitted a Proxy.

PERSONS MAKING THE SOLICITATION

     The Proxy is being solicited by the Board of Trustees of the Trust through the mail. The cost of solicitation will be paid by the Trust.
Further solicitation of proxies may be made by telephone or oral communication with some Participants following the original solicitation. Any such further solicitation will be made by Trustees or officers of the Trust who will not be compensated therefor. The date on which proxy materials were first mailed to Participants was December 14, 1998.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of the close of business on November 30, 1998, the date set as the record date for the determination of Participants entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the "Record Date"), there were approximately 1,765,942.3663 Units of Participation of the Trust outstanding, each Unit being entitled to one vote. No shares of any other class of securities were outstanding as of that date.

     Only Participants of record as of the close of business on the Record Date, will be entitled to vote at the Meeting.

     The following table sets forth the beneficial ownership information as of November 30, 1998, with respect to each Labor Organization and Eligible Pension Plan (as each of those terms is defined in the Trust's Declaration of Trust) known to the Trust to be the beneficial owner of more than 5 percent (that is more than approximately 88,297.1183 Units) of the Trust's approximately 1,765,942.3663 outstanding Units of Participation. Because only

Labor Organizations and Eligible Pension Plans are eligible to own Units of Participation in the Trust, no Units of Participation are owned by any Trustee or nominee individually. The Units are the only class of securities or units of beneficial ownership issued by the Trust.


Name and Address of                              Number of       Percent of
Beneficial Owner                                   Units         Total Units

Central Pension Fund of the
International Union of Operating Engineers
415 Chesapeake Street, N.W.
Washington, D.C.  20016                      100,859.2956 Units    5.7%



                         APPROVAL OF AMENDMENTS TO THE CHARTER

PROPOSAL I:  TO APPROVE AMENDMENTS TO THE TRUST'S CHARTER TO MODIFY CERTAIN OF
             THE UNDERWRITING CRITERIA FOR STATE AND LOCAL GOVERNMENT-SUPPORTED PROJECTS IN WHICH THE TRUST IS AUTHORIZED TO INVEST.

     The Trust is currently permitted to invest in construction and/or permanent loans, or securities backed by construction and/or permanent loans or interests in such loans or securities, that have evidence of support by a state or local government or an agency or instrumentality thereof or a tax-exempt foundation, provided that certain underwriting criteria are satisfied. The Board of Trustees has approved, subject to approval by the Participants at the Meeting, amendments to the Trust's Declaration of Trust which would modify certain of the underwriting criteria applicable to this type of investment and limit the aggregate outstanding principal amount of such investments to 4% of all of the Trust's assets.

     These changes are designed to expand the Trust's range of investment products, thereby increasing the investment opportunities available to the Trust, and to facilitate the financing of affordable multifamily housing projects which serve low and moderate income families. Although the Trust currently has the authority to invest in construction and/or permanent mortgage loans for this type of project, through the Trust's ability to invest in state and local government-sponsored projects, the underwriting criteria currently prescribed by the Declaration of Trust are much more restrictive than those imposed by other lenders active in this field. The underwriting criteria in the Declaration of Trust were developed at a time when the Trust and other lenders had limited experience in investing in affordable housing, other than FHA-insured loans. The Trust has now gained significant experience with affordable housing secured by other types of credit enhancement and non-insured, non-guaranteed lending for affordable family housing has become a well-established and competitive line of business. The Trust believes that the changes to the Declaration of Trust described below will permit the Trust to invest in this type of mortgage loan and increase the Trust's investment opportunities without materially increasing the risk in the Trust's investment portfolio.

     The Trust proposes to increase the maximum permitted loan-to-value ("LTV") ratios for this type of investment to 60% (from the current limit of 50%) for mortgage loans which do not have credit enhancement or which are not secured by projects which receive low income housing tax credits and to increase the maximum permitted LTV ratio to 75% (from 60%) for mortgage loans which have specified types and levels of credit enhancement or which are secured by projects which receive low income housing tax credits. The Trust believes these changes are necessary because the current maximum LTV ratios permitted by the Declaration of Trust are lower than those required by other lenders who are active in making these types of loans for affordable housing projects and are more conservative than necessary. The Trust believes that these increases in the maximum permitted LTV ratios will not significantly increase the risk in the Trust's investment portfolio.

     Currently, under the Declaration of Trust the Trust may use a 60% LTV ratio only in connection with investments which have a mortgage insurance policy which insures losses down to a 50% LTV level. The current requirement is that the mortgage insurance provider be rated either at least "A" by Standard & Poor's, Fitch or Duff & Phelps or at least "A3" by Moody's or approved and accepted by Fannie Mae or Freddie Mac for insurance of the type of obligation to be acquired by the Trust. The proposed amendments would change the rating requirement for the mortgage insurance provider to that of a rating of "A" or better by Standard & Poor's or a comparable rating by another nationally recognized statistical rating agency, as determined by the Executive Committee of the Trust. This change will simplify the rating requirement and permit additional flexibility.

     The proposed amendments would also expand the circumstances under which the higher maximum LTV ratio, as opposed to the lower maximum LTV ratio, may be used. Currently, the only circumstance in which the maximum LTV ratio (now 60% and increased to 75% under the proposed amendments) may be used is where the investment has credit enhancement in the form of a mortgage insurance policy. In contrast, guarantees and other types of credit support may be used to provide credit enhancement in connection with other types of privately collateralized investments in which the Trust may invest. As a result, in order to make the credit enhancement requirements for this type of investment more consistent with the Declaration of Trust's requirements for other types of privately collateralized loans, the proposed amendments would provide that a maximum LTV of 75% may be used if the Trust receives a guarantee or other credit support from a guarantor with a rating of "A" or better by Standard & Poor's or a comparable rating by another nationally recognized statistical rating agency, as determined by the Executive Committee of the Trust, which covers losses down to the 60% LTV level.

     The proposed amendments would also permit a 75% LTV ratio to be used in cases where the underlying project has been allocated low income housing tax credits, even if there is no credit enhancement for the related mortgage investment. Once an investor purchases the low income housing tax credits with respect to a project, there is a long period of time during which the investor faces negative consequences in the event that the project fails and the mortgage loan is foreclosed. As a result, the Trust believes that the involvement of such investors reduces the risk to the Trust in connection with the related mortgage investment.

     Under the current requirements set forth in the Declaration of Trust, the state or local government (or agency or instrumentality thereof) or a tax-exempt foundation must have a financial participation in the project for a period at least equal to the outstanding term of the Trust's investment and the participation must be in the form of subordinate financing, an interest rate write-down, a donation of land or some other form of insurance or guarantee or some other contribution within guidelines adopted by the Executive Committee of the Trust. One of the guidelines adopted by the Executive Committee required that such financial participation must be in an amount equal or greater than $15,000 per unit. The Trust believes that evidence of local or state government or foundation support for this type of project is important, but that a "financial participation" in the project is not required for prudent investment decisions, and that an important governmental contribution to a project occurs when a project is allocated low income housing tax credits, since the low income housing tax credits generate significant funding for the project. As a result, the proposed amendments would require a state or local government or agency or instrumentality to make or facilitate a financial contribution to the project, rather than have a financial participation in the project, delete the requirement that the financial participation or contribution have a term co-extensive with that of the Trust investment and add an allocation of low-income housing tax credits to the acceptable forms of government financial contribution. The Trust has also found that it is not necessary or feasible to specify a minimum required contribution from state or local government sources because the funding needs of different projects vary widely, as do the amounts and sources of funding. As a result, the Executive Committee has eliminated the guideline which required a minimum contribution of $15,000.00. Instead, the Trust will determine the amount of the contribution required for each project based on that project's overall funding needs.

     The Declaration of Trust currently requires that the construction of these projects be supervised by agents or employees of a state or local government (or agency or instrumentality thereof). The Trust has found that few state or local governments (or their agencies or instrumentalities) have the expertise or resources to provide this supervision. In addition, this requirement adds an unnecessary level of supervision and complexity for most projects the Trust seeks to finance. The Trust anticipates that most construction period investments it will make in affordable housing projects will have an experienced construction lender which will provide construction monitoring and review and approve loan advances, making additional construction supervision redundant. As a result, the proposed amendments would delete the requirement for state or local government construction supervision.

     Finally, the proposed amendments would limit the outstanding principal amount of the Trust's investments in this type of project to 4% of the Trust's assets.

     As the Trust's current prospectus indicates, there is no requirement that an investment of this type be rated or ratable. While a rating on an obligation does not provide any assurance of repayment and is subject to revision or withdrawal at any time by the assigning rating agency, such ratings do provide the prospective investor with some indication that the proposed structure and revenue analysis for the obligation satisfy the rating agency's internal criteria for the applicable rating. However, the Trust intends to undertake transactions under this authority selectively, and only after having made its own independent evaluation with respect to the experience, credit history, and management expertise of the project owner and any credit enhancement provider. Unrated investments may also be less liquid than rated investments. However, the amount of mortgage investments outstanding under this authority from time to time would be limited to 4% of all of the Trust's investments.

     Further, as indicated in the Trust's current prospectus, for investments which involve credit enhancement, there is no assurance that the rating of the credit enhancement provider will continue for any given period of time or that it will not be revised downward or withdrawn entirely by the rating agency if, in the rating agency's judgment, circumstances so warrant. As described in the Trust's current prospectus, any such downward revision or withdrawal of such rating would be likely to signify an increase in the risk to the Trust associated with the related investment and would be likely to result in a reduction in the value of the related obligation. The Trust is not required to dispose of investments if the rating of the credit enhancement provider is downgraded or withdrawn, except to the extent required by certain investment restrictions which are described in the Trust's current prospectus. Notwithstanding any of the above, such a downward revision or withdrawal of a rating would not have any impact upon the project owner's obligation to repay the construction and/or permanent loan to the Trust, and, as noted above, the amount of mortgage investments outstanding under this authority from time to time would be limited to 4% of all of the Trust's investments.

     Finally, investments in this category (particularly to the extent that the Trust does not receive credit enhancement for the full amount of each investment or to the extent that any credit enhancement provider is unable or fails or refuses to honor its obligations) will be subject to the same real estate-related risks and uncertainties that apply to real estate investments generally, which could have a material adverse effect on the value and performance of the investments. Certain of these risks are described in the Trust's current prospectus under the caption "RISK FACTORS -- Real Estate-Related Risks."

              THE TRUSTEES RECOMMEND VOTING IN FAVOR OF THE PROPOSED
                         AMENDMENTS TO THE CHARTER.



                               VOTING PROCEDURES

      As to Proposal I, the vote required for approval will be a majority of the Units represented in person or by proxy at the Meeting. Each Unit is entitled to one vote. A quorum for the Meeting is the presence in person or by proxy of Participants holding a majority of Units outstanding at the close of business on November 30, 1998.

                 PROPOSALS FOR 1999 ANNUAL MEETING OF PARTICIPANTS

     Participants who wish to make a proposal to be included in the Trust's proxy statement and form of proxy for the Trust's 1999 Annual Meeting of Participants (expected to be held in April 1999) must cause such proposal to be received by the Trust at its principal office not later than January 29, 1999.

                                  OTHER MATTERS

     Class III Union Trustee A. L. "Mike" Monroe resigned from the Board of Trustees on November 4, 1998 and Class I Management Trustee H. D. LaVere resigned from the Board of Trustees on November 10, 1998. Pursuant to the Declaration of Trust, the Union Trustees appointed Michael E. Monroe, General President of the International Brotherhood of Painters and Allied Trades, to fill the Class III Union Trustee vacancy for a term expiring at the Annual Meeting of Participants in 2001. Pursuant to the Declaration of Trust, the Management Trustees have decided not to fill the Class I Management Trustee vacancy; a new Management Trustee will be elected to fill this vacancy at the Annual Meeting of Participants in 1999.

     The Board of Trustees recently approved and adopted a Year 2000 Readiness Disclosure Statement for distribution to Participants, a Year 2000 Compliance Policy Statement for distribution to Trust personnel, a Year 2000 Compliance Plan to assist the Board's Executive Committee in its oversight of the Trust's Year 2000 project management and implementation processes and revised disclosure for the Trust's prospectus relating to Year 2000 readiness as required by the rules and regulations of the U.S. Securities and Exchange Commission.

     At the date of this Proxy Statement, the Trustees know of no other matters that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Units represented by such Proxy in accordance with their best judgment.

     Participants who are unable to attend the Meeting in person are urged to forward their Proxies without delay. A prompt response will be appreciated.


                                  By Order of the Board of Trustees




                                  STEPHEN COYLE, Chief Executive Officer